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Car Charging Group, Inc. Names Michael D. Farkas Chief Executive Officer

Miami Beach, FL – April 30, 2010 – Car Charging Group, Inc. - (OTCBB: CCGI), today announced that Michael D. Farkas has joined the company as Chief Executive Officer and a member of the Board of Directors. Mr. Farkas will spearhead the company’s efforts to build-out a nationwide electric car charging infrastructure.

“This is a major coup for a young company to land a business leader with such experience,” said Andy Kinard, President of Car Charging Group. “With Michael on board to manage our capital markets and business development efforts, I am confident that he will help establish Car Charging as a major player in the electric car industry.”

“The potential for electric vehicles has been talked about for decades, but with an estimated 40 million plug-in electric vehicles expected to be on the road by 2030, Car Charging is at the forefront of the electric car revolution,” said Farkas.  “I am excited to join the company as it continues to develop the game-changing standardized charging infrastructure that will finally make electric vehicles a reality.”

Car Charging Group, Inc. is in the business of owning, providing and servicing electric car charging stations in designated parking areas of public and private property, such as multi-family residential and commercial buildings, parking garages, municipalities, sporting venues and other convenient charging locations.

Mr. Farkas is an experienced executive with a 20-year established track record as a principal investor across a variety of industries, including telecommunications, medical technology, aerospace and defense and automotive retail.  He previously founded and managed The Farkas Group, a privately held investment firm and served as chairman and CEO of the Atlas Group of companies.

About Car Charging Group, Inc.

Car Charging Group, Inc. is an owner and provider of electric vehicle (EV) charging stations with the mission to build-out a nationwide infrastructure, enabling EV and PHEV owners to charge their EVs anytime, anywhere.  As part of its strategy, the Company owns, provides, installs and maintains electric vehicle charging units and works with its landowner partners to identify appropriate locations for its charging stations.  The Company seeks to provide convenient, safe and affordable charging stations away from home in customer-friendly public locations, including municipalities, shopping malls and parking garages.

An estimated 40 million plug-in electric vehicles, such as the Nissan Leaf, GM Chevy Volt, Fisker Karma, Tesla Model S as well as many others, are expected to be on the road by 2030. Car Charging Group and other companies in the EV industry like ECOtality and Better Place, realize the need to establish charging station networks throughout the transportation infrastructure to provide easy access to energy everywhere drivers live and work.  By investing at the forefront of the electric car revolution, Car Charging Group seeks to become the leading provider of electric car charging stations.  The Company has launched its service in the South Florida market and is expanding its operations both nationally and internationally.

Car Charging Group, Inc. is based in Miami, Florida.  The Company’s website can be viewed at www.carcharging.com <http://www.carcharging.com> <http://www.carcharging.com/>.

Forward-Looking Safe Harbor Statement:

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees and of 1995. Those statements include statements regarding the intent, belief or current expectations of Car Charging Group, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed.

Investor Relations
ZA Consulting, Inc.
305-521-0150

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